EXHIBIT 10.10

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization ("Agreement") is made and entered into as of this day of March 2007 by and among Deep Down, Inc., a Nevada corporation (the "Buyer"), ElectroWave (USA), Inc., a Nevada corporation ("Merger Sub"), ElectroWave (USA) Inc., a Texas corporation (the "Settee), Pinemont IV, Martin L. Kershman and Ronald W. Nance (individually a "Shareholder" and collectively the "Shareholders").

RECITALS

A. Seller is engaged in the business of providing products and services in the field of electrical and electronic monitoring & control systems for energy, military and commercial business sectors (the "Business");

B. Seller desires to transfer substantially all of its assets to Merger Sub, and Buyer desires to acquire those assets and assume certain specified liabilities, on the terms and subject to the conditions hereinafter set forth; and

C. The Buyer, the Seller and the Shareholders are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act").

D. Seller has agreed to distribute, among other things, shares of its Series H preferred stock (the "Shares") of Buyer acquired pursuant to this Agreement to its stockholders as part of the dissolution and liquidation of Seller, which dissolution and liquidation shall be conducted in accordance with the laws of the State of Texas, and its articles of incorporation and bylaws.

E. It is intended that the transactions contemplated by this Agreement shall qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and be treated for financial reporting purposes as a pooling of interests.

NOW, THEREFORE, in consideration of the premises and the respective warranties, representations, covenants and agreements hereinafter set forth, Seller and Buyer hereby mutually agree as follows:

1.  Purchased Assets. Seller agrees to assign, transfer and deliver to Merger Sub, and Merger Sub agrees to acquire from Seller, on the Closing Date (as defined in section 4 hereof), all of the right, title and interest of Seller in and to all of the following assets (the "Purchased Assets") which are owned and/or used by Seller in connection with the Business, free and clear of all security interests, liens, claims and other encumbrances other than to Capital One:

all of the Business, goodwill, assets, properties and rights of every nature, kind and description, whether tangible or intangible, real, personal or mixed, wherever located and whether or not carried or reflected an the books and records of the Company, which are owned by the Company or in which the Company has any interest (including the right to use), cash and marketable securities, licenses, accounts receivable, prepaid expenses, inventory, equipment including all phone systems, fixtures and furniture, customer and supplier lists, phone numbers, trademarks, Vadenantes, corporate names, service marks, trade secrets, proprietary data, and other intellectual property rights, leases and contracts set forth as Assumed Liabilities, and books and records.

2.  Liabilities Assumed by Buyer. Buyer and Seller agree that Merger Sub shall not assume, nor shall Merger Sub in any way be responsible for, any liability, obligation, claim or commitment, contingent, actual or otherwise, known or unknown, of Seller or any of its shareholders, directors, officers, employees or agents, it being expressly understood and agreed that Seller shall continue to be responsible for any and all liabilities, obligations, clans or commitments of Seller or the Business entered into on or prior to the Closing Date, including but not limited to, any sales, income, payroll or other taxes, obligations to other creditors including vendors, employees and customers or other liabilities, obligations, claims or commitments of the Seller incurred m connection with the transactions contemplated hereby. Notwithstanding the preceding sentence, Buyer agrees that it will, on the Closing Date, assume and agree to perform and discharge solely and only the following liabilities, obligations, claims or commitments of Seller (the "Assumed Liabilities"): (a) trade accounts payable recorded on Seller's balance sheet as of the Closing Date, (b) all indebtedness to Capital One Bank as of the Closing Date, provided that all shareholder guaranwes shall be released at Closing. (c) payables to Ramage Milby in the amount of $14,415.00 paid at Closing, and (e) leases of real and personal property and binding contracts.

3. Purchase Price and Payment. The purchase price (the "Purchase Price") for the Purchased Assets and Assumed Liabilities shall be payable as follows:

(a) 250 shares of Series H redeemable convertible preferred stock of Buyer with the following principal characteristics:

(i) Redeemable, in whole or in part, by Buyer at any time after tea days notice at a price of $1,000 per share. Upon notice of redemption, Holder will have 30 days to elect to convert as indicated in paragraph 3(aXii) below.

(ii) Convertible by Seller at any time prior to redemption by Seller into up to 500,000 shares of common stock of Deep Down, Inc., at a conversion price of $.50 per common share (adjusted tbr any stock split or other capital adjustments).

(iii) Holders of shares of Series H redeemable convertible preferred stock will be entitled to vote on all issues that holders of common stock are entitled to vote on with holders of common stock. The number of votes each Holder is entitled to shall equal the number of shares of common stock into which the Series H redeemable convertible preferred stock held is convertible.

(b) Up to an additional 750 shares ("Earn-Out Shares") of the same series of redeemable convertible preferred stock described in subparagraph (a) above may be earned based upon the future financial performance of the Business as follows:

(i) One share of preferred stock for each $2,000 of net income for the fiscal year ended December 31, 2007.

(ii) One share of preferred stock for each $1,500 increase in net income for the fiscal year ended December 31, 2008 over the net income for the fiscal year ended December 31, 2007.

(iii) One share of preferred stock for each $1,000 increase in net income for the fiscal year ended December 31, 2009 over the net income for the fiscal year ended December 31, 2008.

(iv) The conversion price of the Earn-Out Shams will be determined at the time of issuance in the greater of: (i) 5.50 per share, or (ii) 20% above the volume weighted average price of the last reported trades for the 20 trading days immediately prior to December 31 of the respective year for which the shares are issued.

(v) Buyer shall establish ElectroWave (USA) Inc., a Nevada Corporation, to conduct the Business, and all opportunities related to the Business shall be conducted through said new entity. Deep Down, Inc. will not sell EtectroWave (USA) prior to December 31, 2008.

(c) Additional amounts shall be paid within 10 days of receipt (along with an accounting) from the proceeds, if any, of the sale or license of technology acquired by Buyer from Seller to an entity generally referred to as the Kelly Group. The net proceeds as, if and when received shall be distributed in equal shares to: (i) Seller, (ii) Buyer, and (iii) a reserve account established by Buyer to be used exclusively for the development, upgrade and enhancement of the technology for the nonexclusive benefit of the Kelly Group.

This purchase price is based on the Net Working Capital (as hereinafter defined) of Seller as of the Closing Date being not less than the Net Working Capital at December 31, 2006. Therefore, the purchase price shall be adjusted on a dollar-for-dollar basis downward in the event the Net Working Capital of Seller as of the Closing is less than the Net Working Capital at December 31, 2006. For purposes of this Agreement, "Net working Capital" means the net working capital of Seller (i.e., total current assets less total current liabilities), further reduced by any long-term debt of Seller, as determined in accordance with generally accepted accounting principles, consistently applied.

The Net Working Capital of Seller shall be determined at the time of Closing or within thirty (30) days after the Closing by the parties, in accordance with the terms of this Agreement. In the event the parties are unable to agree on or calculate the Net Working Capital of Seller as of the Closing or within 30 days after the Closing, the Net Working Capital shall be determined subsequently by Malone & Bailey, PC in accordance with the terms of this Agreement, which determination (the "Malone & Bailey Determination") shall be final and binding on the parties unless Seller elects within 30 days from the date of the Malone & Bailey Determination to submit same to arbitration.

The parties shall agree on or prior to the Closing to allocate the Purchase Price among the Purchased Assets in accordance with section 1060 of the Internal Revenue Code of 1986, as amended, and not to take any inconsistent position on any tax return or filing.

Purchaser shall obtain a stepped-up basis in all of the assets of Seller, no cash-to-accrual liability to Purchaser or Seller shall be created upon the sale of the Purchased Assets, and all deferred taxes on the books of Seller shall have been eliminated.

It is known to the parties that after the Closing Date Seller may dissolve as a corporation and liquidate by distributing the certificates representing the preferred stock received at the Closing as well as the future right to receive the Earn-Out Shares and any future payments to the Shareholders in such proportions as they may agree. In such event, Seller and the Shareholders shall execute an agreement to indemnify and protect from liability the Buyer and its officers, directors, consultants, attorneys and affiliates from any liability or claim in connection with such distribution. In addition, in the event any Earn-Out shares are issued to any of the Shareholders individually, any such Shareholder shall execute a purchaser repiesentatkan letter as a condition to receipt of such shares.

(d) The parties hereby acknowledge and agree that:

(i)  the transactions contemplated hereby shall be treated for all purposes as:

(1) the acquisition by Buyer of the Purchased Assets solely in consideration of the issuance by Buyer to Seller of the Shares and the assumption by Merger Sub of the Assumed Liabilities; and

(2) a tax-free reorganization udder Sections 368(aX )(C) and 368(a)(2XC) of the Code and any other applicable federal and state laws;

(ii)  this Agreement shall constitute a "plan of reorganization" for purposes of Section 368(a) of the Code; and

(iii) immediately following the Closing, Buyer will have exclusive dominion and control over the Assets and Buyer shall exercise to dominion and control to direct Seller to transfer and deliver all of the Purchased Assets directly to Merger Sub.

4. Closing.

A. The Closing ("Closing" or "Closing Date") of the transactions contemplated hereby shall take place at the office of Sonfield & Sonfield, 770 South Post Oak Lane, Suite 435, Houston, Texas, at 10 a.m. Houston time on the earlier of five days after the conditions to Closing are satisfied or 60 days after the date of execution of this Agreement, or at such other place, time or date as shall be mutually agreed upon by Seller and Buyer, including an "attorney escrow closing by mail".

B. At the Closing, Seller shall deliver to Buyer the following:

(i) such bill of sale or other good and sufficient instruments of assignment, transfer and conveyance as Buyer shall reasonably request, to convey and to transfer to Buyer all tight, title and interest of Seller in the Purchased Assets to Buyer, free and cleat of all security interests, liens, claims and encumbrances other than the Capital One lien unless same is discharged by Buyer at Closing;

(ii) all appropriate instruments granting to Buyer the right to the use of the corporate and tradename "ElectroWave," "ElectroWave USA" and all other tradenames and trademarks owned or used by Seller in connection with the Business, together with Articles of Amendment to Seller's Articles of Incorporation changing Seller's corporate name to a name not confusingly similar to "ElectroWave" or "ElectoWave USA";

(iii) assignment agreement covering the Seller's intellectual property rights;

(iv) such other instrument or instruments of transfer, if any, as shall be necessary or appropriate to vest in the Buyer good and marketable title to the Purchased Assets;

(v) delivery of Required Consents (as defined in section 7(b); and

(vi) delivery of all UCC-3 termination statements and all other documents and instruments necessary to release and discharge all liens, claims, security interests and other encumbrances on all Purchased Assets other than the Capital One lien unless same is discharged by Buyer at Closing.

C.At the Closing, Buyer shall deliver to Seller the following:

(i) certificates representing 250 shares of preferred stock;

(ii) the employment agreements described in Section 9(c);

(iii) an assumption agreement to assume the Assumed Liabilities;

(iv) the Earn-Out Escrow Agreement executed by the Escrow Agent (the cost of which Escrow Agent shall be borne by Buyer) and Seller,

(v) certificates representing 750 shares of preferred stock to as the Escrow Agent pursuant to the Earn-Out Escrow Agreement; and

(vi) a release of all shareholder guarantees related to the Bank One loan.

D. The parties hereto shall use their reasonable best efforts to cause the transactions contemplated hereby to be treated for all purposes and to be recognized as a tax-free reorganization under Section 368(a)(1)(C) of the Code and any other applicable state or federal law. Seller hereby covenants and agrees that, following the Closing, it will promptly effect its complete liquidation and distribute  all of its remaining assets (including the Shares) to its stockholders in accordance with the Texas Business Corporation Act ("T13CA") and its ankles of incorporation and by-laws.

5. Representations, Warranties and Covenants of Seller. Seller hereby represents and warrants, and from and after this date, covenants to Buyer as follows:

(a) Organization and Authority. Seller is a corporation, duly organized, validly existing, and in good standing under the laws of its stare of incorporation and has all requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated hereby. Prior to the Closing Date, the execution, delivery and performance of this Agreement by Seller shall be duly authorized and approved by its shareholders and its Board of Directors, and will not violate its Articles of Incorporating, By-Laws, or any agreement to which it is a party or by which it is bound or any law, rule, regulation or court order. This Agreement, and all other instruments, documents and agreements to be delivered by Seller in connection therewith, are the legal, valid and binding obligation of Seller enforceable in accordance with its, and their, terms.

(b) Title. Seller has good and marketable title to all of the purchased Assets, free and clear of any liabilities, obligations, claims, security interest, liens or encumbrances other than to Capital One.

(c)  Financial Statements. All financial statements (including balance sheets, income and cash flow statements) previously delivered to Buyer by Seller fairly present the financial condition of Seller for the time period presented. All such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied ("GAA.P") (except (i) that such statements are on the cash basis method of accounting and (ii) for interim statements which are subject to normal year-end adjustments) and present fairly in all uuderial respects the financial condition and results of operations of the Seller for the respective periods indicated.

(d) No Material Liabilities. Seller is not subject to any material Liability (including, without limitation, unasserted claims whether known or unknown), whether absolute, contingent, accrued or otherwise, which is not shown or which is in excess of amounts shown or reserved for in the respective balance sheets, other than (a) liabilities of the same nature as those set forth in such balance sheet and incurred in the ordinary course of Seller's business after the date indicated and (b) those items not required to be accrued, footnoted or otherwise reserved for or disclosed under GAAP on a cash basis.

(e) No Material Adverse Change. Since December 31, 2006 there has been (i) no material adverse change in the Seller or the Business, or its financial condition or prospects except as noted in the financial statements set forth in section 5(c), and (ii) no material damage, destruction, loss or claim, whether or not covered by insurance, or condemnation or other taking adversely affecting in any material respect the assets or properties of the Seller or the Business. Since December 31, 2005 the Seller has conducted its business only in the ordinary course and in conformity with past practice.

(f) Taxes. Seller has timely filed all required federal, etate, county and local income, excise, withholding, property, sales, use, franchise and other tax returns, declarations and reports which are required to be filed on or before the date hereof and has paid or reserved for all taxes which have become due pursuant to such returns or pursuant to any assessment which has become payable except for taxes which it has contested in good faith.

(g) Litigation. Except as disclosed by Seller to Purchaser, there is no litigation or proceeding or governmental investigation pending or to the knowledge of Seller, tisreatened against Seller or relating to the Purchased Assets or the Business.

(h) Compliance with Laws. Since December 31, 2004, Seller has complied in all material respects with all federal, state and local laws, statutes, rulers, regulations, ordinances and codes, and has received no written notice from any governmental agency asserting that a violation has or may have occurred.

(i) No Defaults. All leases, agreements and other contracts constituting she Assumed Liabilities are in full force and effect, with no default or breach existing (other than as to Capital One) or which would occur but for the existence of notice or the lapse of time.

(j)  Equipment. Each item of tangible equipment comprising the Purchased Assets is in working order and repair, ordinary wear and tear excepted.

(k) Completeness of Assets. The Purchased Assets, except for the Excluded Assets, comprise all of the assets which are necessary to conduct the Business in the manner that it has been previously conducted.

(l) Information on Buyer. The Seller has been furnished with or has had access at the EDGAR Website of the Commission to the Buyer's filings made with the Commission available at the EDGAR website (hereinafter referred to collectively as the "Reports"). In addition, the Seller and the Shareholders have received in writing from the Buyer such other information concerning its operations, financial condition and other matters as the Seiler or the Shareholders have requested in writing (such other information is collectively, the "Met Written Information"), and considered all factors the Seller deems material in deciding on the advisability of investing in the preferred stock.

(m) Information on Seller. The Shareholders and the Seller are, and will be at the time of the conversion of the preferred stock, "accredited investors", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Seller and the Shareholders to ntill7P the information made available by the Buyer to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed acquisition of the preferred stock, which represents a speculative investment. The Seller has the authority and is duly and legally qualified to purchase and own the Securities. The Seller is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.

(n) Acquisition of Preferred Stock. On the Closing Date, the Seller will acquire the preferred stock as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof except in connection with the dissolution and liquidation of Seller,

(o) Compliance with Securities Act. The Seller understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy Of the representations and warranties of Seller contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(p) Certificate Legend. The certificates representing shares of preferred stock shall be the following or similar legend:

The shares represented by this certificate have not been registered under the Scarifies Act of 1933, as amended These shares may not be sold or offered for salt in the absence of an elective registration statement under such securities art or an opinion of counsel reasonably satisfactory to Deep Down, Inc. that such registration is not required

(q) Communication of Offer. The offer to sell the preferred stock was directly communicated to the Seller by the Buyer. At no time was the Seller presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

6. Representations, Warranties and Covenants of Buyer. Buyer hereby represents and warrants, and from and after this date covenants to Buyer as follows:

Organization and Authority. Buyer is a corporation, duly organized, validly existing, and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as it is presently being conducted, to enter into this Agreement, and to carry out and perform the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer has been duly authorized and approved by its Board of Directors, and will not violate its Articles of Incorporation, By-Laws, or any agreement to which it is a party or by which it is bound or any law, rule, regulation or court order. This Agreement, and all other instruments, documents and agreements to be delivered by Buyer in connection therewith, are the legal, valid and binding obligation of Buyer enforceable in accordance with its, and their, terms.

7. Actions Prior to the Closing Date. The respective parties hereto covenant and agree to take the following actions between the date hereof and the Closing Date:

(a) Investigation of Seller by the Buyer. Seller shall afford to the officers, employees and authorized representatives (including, without limitation, independent public accountants and attorneys) of the Buyer a full and complete opportunity to conduct and complete its acquisition review and analysis of the Purchased Assets and Assumed Liabilities (the "Acquisition Review"), including a review of Seller's books and records, financial information, contracts and agreements (including all non-competition and non-solicitation covenants binding on Seller or its employees), inspection and review of the physical operations of the Seller's business, and the right to contact and communicate with Seller's vendors, creditors, customers, employees, independent contractors and others having a business relationship with Seller. Buyer agrees that it will keep and maintain any and all information obtained by it, its agents, and counsel, confidential, and will not make use of any such information other than for its evaluation of the proposed transaction.

(b) Consents and Approvals. Seller shall use its best efforts promptly to obtain all consents and amendments from parties to leases, contracts, licenses and other agreements which require consent, together with estoppel letters from parties to material agreements (the "Required Consents").

(c) Exclusive Dealing, Seller, Shareholders and their respective affiliates shall deal exclusively with the Buyer with respect to the sale of the Purchased Assets and the Business. Seller shall not solicit, encourage or entertain offers or inquiries (nor shall Seller or any of its affiliates authorize or permit any director, officer, employee, attorney, accountant or other representative or agent to solicit, encourage or entertain offers or inquiries) from other possible acquiring companies, persons or entities, provide information to or participate in any discussions or negotiations with any companies, persons or entities with a view to an acquisition of all or substantially all of Seller's assets or stock or any interest therein.

(d) Seller's Employees, On and as of the Closing Date, Seller will take all action necessary to terminate the employees of the Business and shalt pay such employees all sums (whether payroll, bonus, severance, vacation or otherwise) due to them through the close of business on the Closing Date. Prior to Closing, Buyer, may at its sole discretion, interview and discuss employment opportunities with Seller's employees and within ten (10) days prior to Closing, Buyer may offer employment to any of Seller's employees on terms and conditions unilaterally determined by Buyer, effective on the Closing Date.

(e) Non-Compete/Non-Solicitation. The Seller, the Shareholders, and their respective affiliates, shalt not, individually or as a consultant, shareholder, partner, venturer, director, officer, agent or otherwise, engage. in any ofthe following actions:

(i) for a five (5) year period after their respective terms of employment, solicit, call on or contact any past (within the past 12 months) or present customers, suppliers or employees of Seller with respect to the Business; or

(ii) for a five (5) year period after their respective terms of employment, engage in any activity competitive with the Business as now conducted anywhere in the world (provided that in the case of Martin Kershman and Ronald W. Nance, said covenant shall COI:lel:1W during the period that they receive severance pay).

In addition, Seller shall keep and maintain all confidential and proprietary information of Seller, including without limitation, financial statements, customer and supplier lists, pricing information, sales and purchases margins and practices, methods of telephone solicitation and similar Information regarding the business and affairs of Seller, confidential and shall not disclose such information to any third person or exploit such information personally except as required under law, or if such information is in the public domain.

Seller understands and agrees that this section is critical to this Agreement, and in the event that Seller commits a breach of this section, Buyer shall have the non-exclusive right and remedy to have this section specifically enforced to the event permitted by any court of competent jurisdiction, it being acknowledged and agieed that any breach or threatened breach will cause immediate irreparable injury to Buyer and that monetary damages will not provide an adequate remedy at law. If any of the provisions contained herein are construed to be invalid or unenforceable in any jurisdiction, (x) the same shall not affect the remainder of the provisions or the enforceability thereof, which shall be given full force and effect and (y) the court making such determination shall have the power to reform the duration and/or scope of such section.

8. Conditions Precedent to Obligations of Seller.. The obligations of the Seller under this Agreement shall be subject to the satisfaction, on or prior to the Closing Dale, of the conditions set forth below.

(a) No Misrepresentation or Breach of Representations, Warranties and Covenants. There Shall have been no breach by Buyer in the perfarmance of any of its covenants and agreements herein; each of the representations and warranties of Buyer contained or referred to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in wilting by the Seiler; and there shall have been delivered to the Seller a certificate or certificates to that effect, dated the Closing Date, signed by the Buyer, by its President

(b) Corporate Action. Buyer shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and Buyer shall have furnished the Seller with certified copies of the resolutions adopted by the Board of Directors and the Sole Shareholder of Buyer, in form and substance reasonably satisfactory to counsel for the Seller, in connection with such transactions.

(c) No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted or threatened by any third party, governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

(d) Other Documentation. Seller shall have received all of the documents and showings required to be delivered by the Buyer at the Closing pursuant to section 4(C).

9. Condition Precedent to Obligations of Buyer. Tbe obligations of the Buyer under this Agreement shall be subject to the satisfaction, on or prior to the Closing Date, of the conditions set forth below.

(a) No Misrepreseatation or Breach of Warranties and Covenants. There shall have been no breach by Seller in the performance of any of its covenants and agreements herein; each of the representations and warranties of Seller contained or refenad to herein shall be true and correct in all material respects on the Closing Date as though made on the Closing Date, except for changes therein specifically permitted by this Agreement or resulting from any transaction expressly consented to in willing by the Buyer; and there shall have been delivered to the Buyer a certificate or certificates to that effect, dated the Closing Date, signed by the Seller, by its President

(b) Corporate Action. Seller shall have taken all corporate action necessary to approve the transactions contemplated by this Agreement, and Seller shall have furnished the Buyer with certified copies of the resolutions adopted by the Board of Directors and the Sole Shareholder of Seller, in form and substance reasonably satisfactory to counsel for the Buyer, in connection with such transactions.

(c) No Restraint or Litigation. No action, suit, investigation or proceeding shall have been instituted or threatened by any third party, governmental or regulatory agency to restrain, prohibit or otherwise challenge the legality or validity of the transactions contemplated hereby.

(d) Financial Statements. Seller shall after Closing at Buyer's expense furnish to Buyer (1) the audited balance sheets of the Company as of December 31, 2005 and December 31, 2006, the related statements of income and retained earnings, and the related statements of changes of financial position or cash flows, as the case may be, for the fiscal years then ended, certified by Malone & Bailey, PC, registered independent certified public aceortntats, to the effect that said financial statements (a) are prepared in accordance with the books and records of the Seller; (b) are prepared in accordance with generally accepted accounting principles consistently applied; (c) fairly present the Seller's financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby; (d) contain and reflect all necessary adjustments and accruals for a fair presentation of the Seller's financial condition and the results of its operations for the periods covered by said financial statements; and (e) with respect to contracts and commitments for the sale of goods or the provision of services by the Seller, contain and reflect adequate reserves for all reasonably anticipated material losses and costs and expenses in excess of expected receipts.

(e) Employment Agreements.  Martin L. Kerslunan and Ronald W, Nance (collectively referred to herein as "Key Employees") shall have entered into 5 year employment agreements with Purchaser with no termination other than for cause. Such employment agreements shall be delivered at the Closing, provide a base monthly salary of $10,000 (including automobile allowance), participation in the annual bonus pool and otherwise be in form and substance mutually satisfactory to Purchaser and the Key Employees, In addition, Mr. Kershman's and Mr. Nance's employment agreements will contain the customary confidentiality agreement and during the term of said Employment Agreements and during the period they are paid severance, they will not (i) participate or engage in the underwater oil service business or the Business of the Seller within a one hundred (100) mile radius of any office of Purchaser are any of its customer, (ii) service or solicit any customers of Purchaser, or (iii) hire any employees of Seller or Purchaser.

(f) Confidentiality and Non-Competition Agreement. Albert P. Keller shall have executed a confidentiality agreement and agree that for a period of five (5) years from the date of Closing he will not (i) participate or engage in the underwater oil service business or the Business of the Seller within a one hundred (100) mile radius of any office of Purchaser are any of its customer, (ii) service or solicit any customers of Purchaser, or (iii) hire any employees of Seller or Purchase

(g) Employee Inventions Agreement, The Key Employees shall have executed an agreement to hold in strictest confidence and not disclose, use, lecture upon, or publish any of the Buyer's Proprietary Information (as defined) and assign to the Buyer any rights either Key Employee may have or acquire in such Proprietary Information and confirm that all Proprietary Information shall be the sole property of the Buyer and its assigns.

(h) Assignment of Intellectual Property Rights. Buyer shall have received a Technology Assignment Agreement covering exclusively throughout the world, all right, title, and interest in and to all intellectual property of owned or claimed by Seller or Shareholders in consideration for a payment of 5% of gross sales related to such technology for a period of five years following the Closing. which payment shall be paid monthly. Seller and its representatives shall have the right to audit all relevant books and records only as it relates to such payment.

(l) Acquisition Review. Buyer shall have been satisfied, in its own discretion, with its Acquisition Review.

(i) Other Documentation. Buyer shall have received all of the documents and showings required to be delivered by the Seller at the Closing pursuant to section 4(B).

10.  Mutual Indemnification.

A. Seller hereby agrees to indemnify and hold the Buyer, and its shareholder; directors, officers, employees and agents, harmless from and against any and all claims, suits, actions, judgments, liability, losses, damages, fines, penalties, costs and expenses, including without limitation, reasonable attorney' fees and costs arising out of or relating to any event, condition, contract, obligation, ace omission. non-fulfillment, non- Assumed Liability, breach, inaccuracy or non-fulfillment of any representation, warranty, covenant or agreement with respect to any of the terms of this Agreement, and any agreement between Seller and/or Shareholders and any person. Seller acknowledges and agrees that Buyer may withhold from and offset any Earn-Out Shares due under this Agreement.

B. Buyer hereby agrees to indemnify and hold harmless the Seller, and its shareholders, directors, officers, employees and agents, from and against any and all claims, suits, actions, judgments, liability, lessee, damages, fines, penalties, costs and expenses, including without limitation, reasonable attorneys' fees and costs arising out of or relating to any event, condition. contract, obligation, act, omission, non-fulfillment, Assumed Liability, breach or misrepresentation of warranty, representation, covenant or agreement with respect to any of the terms of this Agreement or any matter which accrues after Closing.

11. Other Provisions.

A. All notices for which provision is made in this Agreement shall be given in writing either by actual delivery of the notice into the hands of the party entitled to the notice or by mailing the notice by registered or certified mail, return receipt requested, in which case the notice shall be deemed to be given on the date of its mailing, addressed as follows:

If to Seller

ElectroWave (USA) Inc ,
6125 W. Sam Houston Pkwy N.. Ste 406,
Houston, TX 77041 USA
Atm: Martin L. Kershman, President
Facsimile: 713.896.7722

If to Buyer;

Deep Down, Inc.
15473 East Freeway
Channelview, Texas 77530
Attn: John C. Siedhoff Chief Financial Officer
Facsimile: (281) 862-2522

with a copy to (which shall net eonstinae notice to Deep Down):

Robert L. Sonfield, Jr., Esq.
Sonfield & Sonfield
770 South Post Oak Lane, Suite 435
Houston, Texas 77056-1937
Facsimile: (713) 877-1547

B. The terms and provisions hereof shall inure to the benefit of and be binding upon the undersigned and each of them and their respective successors and assigns.

C. The invalidity or unenforceebility of any of the provisions hereof shall not affect the validity or enforceability of the remainder hereof.

D. This Agreement together with all of the Exhibits, Schedules and other documents referred to herein constitutes the entire Agreement between the parties with reference to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, regarding the subject matter hereof, and may only be changed or modified in writing.

E. Each party shall bear its own fees and expenses, including any investment banking fees. Purchaser acknowledges and agrees that neither Seller or Shareholders shall be liable for any fees or expenses due or payment to any broker by reason of the transactions contemplated by the Agreement.

F. All of the representations, warranties, covenants, agreements, terms and provisions of this Agreement shall survive the Closing Date.

Each party to this Agreement agrees that he will not make any public disclosure of this Agreement or the execution of the Agreement without the others prior approval. Prior to iscning any press release or public statement concerning the transactions represented herein, a copy shall be made available to the other parties for their comments. If the proposed transactions are not consummated for any reason whatsoever, the respective parties hereto shall keep confidential any information (unless ascertainable from public or published information or trade sources) concerning the business or operations of the parties hereto.

This Agreement is intended to be performed in the State of Texas and shall be governed by and construed and enforced in accordance with the laws of that state.

This Agreement is intended for the benefit of the parties hereto and is not intended to benefit any third party.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date and year first above written.

BUYER:

DEEP DOWN, INC.

By: /s/ Ronald E. Smith
Ronald E. Smith, Chief Executive Officer

MERGER SUB:

ELECTROWAVE (USA) INC.,
a Nevada corporation

By: /s/ John C. Siedhoff
John C. Siedhoff, Chief Financial Officer

SELLER:

ELECTROWAVE (USA) INC.

By: /s/ Martin L. Kershman
Martin L. Kershman, President

SHAREHOLDERS:

Pinemont JV

By: /s/ Albert P. Keller
Albert P. Keller

/s/ Martin L. Kershman
Martin L. Kershman

/s/ Ronald W. Nance
Ronald W. Nance